FOR IMMEDIATE RELEASE


                         JAMES F. MCGOWAN, JR. APPOINTED
             EVP, CHIEF CREDIT OFFICER OF CAPE BANK AND CAPE BANCORP


Cape May Court House, NJ, April 19, 2010 - Michael D. Devlin, President and CEO of Cape Bank is pleased to announce the appointment of James F. McGowan, Jr. as EVP, Chief Credit Officer of Cape Bank and Cape Bancorp, Inc. (Nasdaq: CBNJ). Prior to joining Cape Bank, McGowan worked as EVP, CCO for a large regional bank in the Northeast. Mr. McGowan will report to Mr. Devlin.

Jim brings to Cape Bank more than 30 years of executive management experience in Credit, Customer Relationship and Workout Management. His banking history includes time with Fleet/National/Summit Bank, PNC Bank, N.A./Midlantic Bank N.A. and Corestates Bank N.A./Bucks County Bank.

McGowan holds an MBA from Drexel University, a BS in Finance from La Salle University; he also completed the Stonier Graduate School of Banking at Rutgers University.

McGowan's community affiliations include: Diversity Team Leader for the North Penn United Way, Member of Council of President's Associates and past President and Director of Rotary Club of Philadelphia. He is also involved in various church and youth organizations.